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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2007

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                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

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       Cayman Islands                    001-16855                98-0362785
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                   P.O. Box HM 2939
    Crown House, Second Floor, 4 Par-la-Ville Road
                    Hamilton HM12
                       Bermuda                                        N/A
       (Address of Principal Executive Offices)                   (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

     On September 6, 2007, Clearwater Re Limited ("Clearwater Re"), a Bermuda long-term insurance company, whose issued common shares are held by Scottish Annuity & Life Insurance Company (Cayman) Ltd. ("SALIC") and Scottish Re Group Limited (the "Company"), issued $365,918,355 in initial aggregate outstanding principal amount of Floating Rate Variable Funding Notes due August 11, 2037 (the "Notes") in a private placement with Citibank, N.A. and Calyon New York Branch. Citibank, N.A. and Calyon New York Branch have committed to purchase up to $555,000,000 of Notes.

     Clearwater Re was formed as a special purpose vehicle for the purpose of entering into and performing a retrocession agreement between it and Scottish Re (U.S.), Inc. ("Scottish Re"), an indirect wholly owned subsidiary of the Company, pursuant to which Scottish Re will cede to Clearwater Re on an indemnity reinsurance basis risks associated with certain term life insurance policies with guaranteed level premiums issued between January 1, 2004 and December 31, 2006. Proceeds from the issuance of the Notes will be used, among other things, to fund a reinsurance trust account in favor of Scottish Re, which will provide Scottish Re with credit for reinsurance for certain statutory reserves associated with these term life insurance policies (commonly referred to as Regulation XXX reserves). Payment of interest and principal under the Notes on the maturity date of the Notes and following an event of default by Clearwater Re and related acceleration of the Notes are guaranteed by SALIC and the Company (the "Guarantors"), pursuant to a notes guaranty agreement. The Guarantors are also obligated to make payments to holders of Notes if there are certain draws on the reinsurance trust account, if the retrocession agreement is terminated (to the extent Notes remain outstanding) or if there is a preference event in an insolvency proceeding relating to payments on the Notes.

     Interest on the Notes is payable quarterly at a rate equal to three-month London Interbank Offered Rate per annum plus a spread determined by SALIC's insurance financial strength rating and the Company's senior unsecured credit rating. Such interest will be payable quarterly on each February 11, May 11, August 11, and November 11, commencing on November 11, 2007 and ending on August 11, 2037, or if accelerated, August 11, 2022 or to any subsequent August 11 thereafter.

     Under the terms of an indenture, dated as of September 6, 2007, among Clearwater Re and The Bank of New York (the "Indenture Trustee"), as indenture trustee and securities intermediary (the "Indenture"), the holders of not less than 66.667% of the aggregate outstanding principal amount of the Notes, may direct the Indenture Trustee to accelerate the Notes and foreclose on the collateral granted under the Indenture if there is a failure to pay scheduled principal or interest when due, or upon the occurrence of certain other enumerated events of default.

     Additional information regarding this transaction is set forth in the press release which is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.


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(c)  Exhibits.

99.1 Press Release issued by Scottish Re Group Limited on September 6, 2007.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   SCOTTISH RE GROUP LIMITED


                                   By: /s/ Paul Goldean
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                                       Paul Goldean
                                       Chief Administrative Officer


Dated:  September 12, 2007


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                                INDEX TO EXHIBITS

Number        Description
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99.1          Press Release issued by Scottish Re Group Limited
              on September 6, 2007.


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